Exhibit 14


                          INDEPENDENT AUDITORS' CONSENT



The Boards of Trustees
Pilgrim SmallCap Opportunities Fund and Pilgrim Mutual Funds:

We consent to the use of our reports as they relate to the Pilgrim SmallCap Opportunities Fund and the Pilgrim SmallCap Growth Fund incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the in the proxy statement/prospectus.

                                   /s/ KPMG LLP

Los Angeles, California
December 7, 2001